                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-91500) of our report dated August 22, 2002, relating to the consolidated financial statements, which appears in DT Industries, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2002. We also consent to the incorporation by reference of our report dated August 22, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated August 22, 2002, except for Notes 10 and 15 which are as of December 4, 2002, relating to the consolidated financial statements, which appears in the Current Report on Form 8-K/A dated December 27, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
St. Louis, Missouri
December 24, 2002